Exhibit 99.1

JDSU Sets Record and Distribution Date for Separation of JDSU into Lumentum

Holdings and Viavi Solutions

•	Separation to be completed August 1, 2015 and Lumentum shares to be distributed to shareholders the first trading day thereafter, August 3, 2015

•	Lumentum (LITE) and Viavi (VIAV) to begin “regular way” trading on NASDAQ on August 4, 2015, the ex-dividend date

•	JDSU shareholders will receive one share of Lumentum common stock for every five shares of JDSU common stock held on July 27, 2015, the record date for the distribution, and not sold prior to the ex-dividend date; approximately 80.1% of Lumentum’s outstanding shares will be distributed

•	JDSU to be renamed Viavi Solutions

Milpitas, Calif., July 15, 2015 – JDSU (NASDAQ: JDSU) today announced several key dates in connection with the separation of its Communications and Commercial Optical Products business segment (“CCOP”) as a separate public company to be named Lumentum Holdings Inc., and the special dividend distribution of approximately 80.1% of Lumentum’s common stock to JDSU shareholders, subject to the conditions set forth in Lumentum’s Registration Statement on Form 10 as filed with the Securities and Exchange Commission on February 26, 2015, as amended (“Form 10”).

“By operating as two independent companies, we believe Lumentum and Viavi Solutions will each be able to leverage a strong history while being more flexible and better positioned to capitalize on new opportunities in their respective markets,” said Tom Waechter, president and chief executive officer of JDSU, and CEO-designate for Viavi Solutions. “We look forward to completing the final steps in this process and launching exciting, new chapters for Lumentum and Viavi Solutions.”

For every five shares of JDSU common stock held, JDSU shareholders will receive one share of Lumentum common stock. Shareholders will receive cash in lieu of fractional shares.

The special dividend distribution is expected to be effective at 12:01 am on Saturday, August 1, 2015. The distribution will be paid on the first trading day thereafter, Monday, August 3, 2015, to JDSU shareholders of record as of the close of business on July 27, 2015 who continue to hold shares until the ex-dividend date.

The distribution of Lumentum common stock will complete the formal separation of CCOP from JDSU. After the distribution, Lumentum will be an independent, publicly-traded company. JDSU will be renamed Viavi Solutions Inc. and, at the time of the distribution, will retain ownership of approximately 19.9% of Lumentum’s outstanding shares. Based on approximately 235.3 million shares of JDSU common stock outstanding as of June 27, 2015, a total of approximately 47.1 million shares of Lumentum common stock will be distributed to shareholders and approximately 11.7 million shares will be retained by Viavi. Viavi is committed to liquidating these shares within three years from the closing.

A summary of the timing for trading in JDSU, Viavi and Lumentum stock is set forth in the following table:

JDSU News Release

Key Dates	Ticker Symbol	Trading Implications

On or before July 22, 2015	JDSU	JDSU (including the Lumentum business) trades under ticker symbol “JDSU.”

From Thursday, July 23, 2015 until close of NASDAQ on Monday, August 3, 2015	JDSU	Ticker symbol “JDSU” continues to represent “regular-way” trades of JDSU (including the right to receive Lumentum shares in connection with the distribution.)
	JDSUV	Ticker symbol “JDSUV” represents “ex-distribution” trades of JDSU, which will NOT carry the right to receive shares of Lumentum in connection with the distribution.
	LITEV	Ticker symbol “LITEV” represents “when-issued” trades of Lumentum, whereby shareholders trade the right to receive shares of Lumentum in connection with the distribution.

From NASDAQ opening on Tuesday, August 4, 2015 (the ex-dividend date)	VIAV	Viavi Solutions Inc. will trade “regular-way” under ticker symbol “VIAV,” which shares will not carry the right to receive Lumentum shares.
	LITE	Lumentum shares will trade “regular-way” under ticker symbol “LITE.”

Shareholders are encouraged to consult with their financial advisors regarding the specific implications of buying or selling JDSU, JDSUV and LITEV quoted securities.

No action is required by JDSU shareholders in order to receive shares of Lumentum common stock in the distribution. No action by JDSU shareholders is required with respect to the renaming of JDSU to Viavi. No JDSU stock certificates need to be exchanged, as such certificates will automatically represent shares of Viavi.

Prior to the distribution date, JDSU will mail information statements to all shareholders of JDSU common stock as of the record date. The information statement is an exhibit to the Form 10 that describes Lumentum, including the risks of owning Lumentum common stock, and other details regarding the separation, including information regarding the procedures by which the distribution will be effected and other details of the transaction. The information statement will be available on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

JDSU News Release

To stay informed on JDSU’s separation into two public companies, please visit the “Separation Updates” page on jdsu.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any guidance as to the proposed spin-off of JDSU’s CCOP business into a separate publicly traded company, including the fulfillment of any conditions to the spin-off as set forth in the Form 10 and described below and the timing of the proposed spin-off. These forward-looking statements involve risks and uncertainties that could cause actual events and terms to differ materially from those set forth herein. Risks related to the proposed spin-off include the requirement to obtain certain approvals, the ability to retain key employees, the ability to recognize anticipated cost savings, the ability of each company to function successfully as a stand-alone entity, potential business disruption caused by separation preparations, customer retention and financing risks. In addition, completion of the separation is subject to certain conditions, such as receipt of tax and solvency opinions and foreign regulatory requirements. For more information on the risks related to the proposed spin-off, please refer to the “Risk Factors” section included in the Form 10. The forward-looking statements contained in this press release are made as of the date thereof and the Company assumes no obligation to update such statements.

About JDSU

JDSU (NASDAQ: JDSU) innovates and collaborates with customers to build and operate the highest performing and highest value networks in the world. Our diverse technology portfolio also fights counterfeiting and enables high-powered commercial lasers for a range of applications. Learn more about JDSU at www.jdsu.com and follow us on Twitter, Facebook and YouTube.

About Viavi Solutions

Viavi (NASDAQ: VIAV) software and hardware platforms and instruments deliver unprecedented end-to-end visibility across physical, virtual and hybrid networks. Precise intelligence and actionable insight from across the network ecosystem optimizes the service experience for increased customer loyalty, greater profitability and quicker transitions to next-generation technologies. Viavi is also a leader in anti-counterfeiting solutions for currency authentication and high-value optical components and instruments for diverse government and commercial applications.

About Lumentum

Lumentum (NASDAQ:LITE) is a market-leading manufacturer of innovative optical and photonic products enabling optical networking and commercial laser customers worldwide. Lumentum’s optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum’s commercial lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D-sensing capabilities.

Contacts

Press: Noel Bilodeau, 408-404-9014 or noel.bilodeau@jdsu.com

Investors: Bill Ong, 408-404-4512 or bill.ong@jdsu.com

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